Exhibit 5(a)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           Attorneys and Counselors at Law
                            1601 Bryan Street, 30th Floor
                                 Dallas, Texas 75201

                               Telephone (214) 979-3000
                                  Fax (214) 880-0011


                                    August 4, 1997



          TUC Holding Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201


          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-3 (Current Registration Statement) to be filed by TUC Holding Company (Company), on or about the date hereof, with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, (Securities Act) for the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of 1,270,000 additional shares of the Company's common stock, without par value (Stock), to be offered pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated among the Company, Texas Utilities Company and ENSERCH Corporation (Plan of Merger), as contemplated by the Registration Statment on Form S-4 (Registration No. 333-12391) that was filed with the Commission under the Securities Act on September 20, 1996 (Previous Registration Statement) and incorporated by reference into the Current Registration Statement, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action necessary to make the Stock validly issued, fully paid and non-assessable will have been taken when: (a) the Stock shall have been issued and delivered in accordance with the Plan of Merger or pursuant to the Conversion (as defined in the Previous Registration Statement); and (b) the Articles of Merger shall have been duly filed with the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act as contemplated by the Plan of Merger and Certificates of Merger shall have been issued by such official.

                    We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        WORSHAM, FORSYTHE
                                          & WOOLDRIDGE, L.L.P.


                                        By: /s/ Neil A. Anderson
					  ------------------------
                                                        A Partner